                                                                     Exhibit 2.1

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of December 10,
                                          ---------
1999, by and among ALLIED RESEARCH CORPORATION, a Delaware corporation (the

"Seller"), UNITED DEFENSE INDUSTRIES, INC., a Delaware corporation (the
 ------
"Purchaser"), and BARNES & REINECKE, INC., a Delaware corporation (the
 ---------
"Company").  Terms used but not defined herein shall have the meanings given to
 -------
them in Schedule III.
        ------------

                              W I T N E S S E T H:
                              --------------------

     Seller, Purchaser and the Company have reached an agreement for the acquisition of the Company by Purchaser through the purchase by the Purchaser and the sale by Seller of 5,472 shares of Common Stock, par value $10.00 per share, of the Company (the "Common Stock") which shares of Common Stock
                            ------------
constitute all of the issued and outstanding capital stock of the Company. Seller, Purchaser and the Company wish to enter into a definitive agreement setting forth the terms and conditions upon which Purchaser will so acquire the Company.

     Accordingly, in consideration of the foregoing and of the covenants, agreements, representations and warranties hereinafter contained, Seller, the Purchaser and the Company hereby agree as follows:

                               A G R E E M E N T:
                               -----------------

     1. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company and the Seller as provided in Schedule I attached hereto and made a part hereof.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLER. The Company and the Seller hereby jointly and severally represent and warrant to the Purchaser as provided in Schedule II attached hereto and made a part hereof.

     3. COVENANTS OF THE PURCHASER. The Purchaser covenants and agrees with the Company and the Seller that, except as otherwise consented to in writing by the Seller after the date of this Agreement:

          3.1. Consents. The Purchaser will take all necessary corporate or
               --------
other action, and will use reasonable efforts to complete all filings and obtain all governmental and other material consents and approvals that Purchaser is required to make or obtain to consummate the transactions contemplated by this Agreement, including, without limitation any consent or notice that is required pursuant to any material contract to which Purchaser is a party.
Notwithstanding the foregoing, Purchaser, Seller and the Company acknowledge and agree that to the extent any contract to which the United States government or any agency or department thereof is a party is required to be novated as a result of the transactions contemplated hereby, such novation shall be obtained following the Closing and shall not be a condition precedent to any party's obligations hereunder.

          3.2. Confidentiality.  Confidential and proprietary information
               ---------------
acquired from the Company or the Seller by the Purchaser shall be used solely for the purposes of the transactions contemplated by this Agreement, and the Purchaser will use reasonable efforts to keep confidential any confidential and proprietary information provided to it by the Company or the Seller and to maintain such confidentiality through the date of the Closing and thereafter if this Agreement is terminated. For purposes of the foregoing, confidential and proprietary information shall not in any event include: (i) information previously known or supplied to the Purchaser or any of its Affiliates prior to the date hereof by Persons other than the Company or the Seller or their officers, employees or agents; (ii) information in the public domain prior to the date of this Agreement or thereafter becoming a part of the public domain without a violation of this Agreement by the Purchaser or its Affiliates; or
(iii) information received by the Purchaser or its Affiliates from third parties not under any obligation of confidentiality to the Company. Notwithstanding the foregoing, Purchaser shall not be prohibited from disclosing any information required to be disclosed by applicable law, including state and federal securities laws. The provisions of this Section 3.2 are in addition to, and not in substitution of, the provisions of the letter agreement dated June 29, 1999 by and between the Purchaser and Quarterdeck Investment Partners, Inc., as representative of the Seller.

          3.3. Cause Conditions to be Satisfied. The Purchaser will use its
               --------------------------------
reasonable efforts to cause all of the conditions described in Section 7 of this Agreement to be satisfied as soon as practicable.

     4. COVENANTS OF THE COMPANY AND THE SELLER. The Company and the Seller jointly and severally covenant and agree with the Purchaser that, except as otherwise consented to in writing by the Purchaser after the date of this
Agreement:

          4.1. Conduct of Business. Except as expressly set forth in this
               -------------------
Agreement, beginning on the date of this Agreement and continuing through the date of the Closing, with respect to the Company: (i) its business will be conducted only in the ordinary course consistent with past practices; (ii) except for amendments which do not materially affect the Company or its employees, it will not enter into, adopt or amend any employee pension, profit-sharing, retirement, insurance, incentive compensation, severance or similar plan, agreement or arrangement, enter into or amend any employment contracts, or increase the salaries or compensation of its officers or, other than ordinary increases in salaries in accordance with past practices, of other employees;
(iii) it shall not incur any liability for borrowed money, encumber any of its assets or enter into any agreements relating to the incurrence of additional debt (other than additional Intercompany Indebtedness (as hereinafter defined) or borrowings under an existing credit facility, in either case in the ordinary course of operations in accordance with past practices and in any event, not to exceed $500,000); (iv) it will use reasonable efforts to preserve its business organization intact, to keep available the services of its officers and employees and to preserve the goodwill of suppliers, customers and others doing business with it; (v) it will not acquire or agree to acquire by merging or consolidating with, purchasing substantially all of the assets of, or otherwise, any business or any corporation, partnership, limited liability company, association or other business organization or division thereof; (vi) no change shall be made in its charter documents or by-laws; (vii) no change shall be made in the number of shares or terms of its authorized, issued or outstanding capital stock, nor shall the

Company or Seller enter into or grant any options, calls, contracts or commitments of any character relating to any issued or unissued capital stock or any security convertible into or exchangeable for any shares of capital stock of the Company; (viii) it shall not, without the consent of Purchaser (such consent not to be unreasonably withheld, denied or delayed), enter into, materially amend or terminate any contract which is or would be required to be listed on
Section 2.18 of the Disclosure Schedule; provided, however, no such consent
                                         --------  -------
shall be required for any customer contract entered into by the Company in the ordinary course of business unless the aggregate revenues to be earned (or in the case of IDIQ or other similar contracts, reasonably expected to be earned) by the Company thereunder during the term of such contract (assuming the exercise of all options thereunder) exceeds $1,000,000; (ix) it shall not make any material change in accounting methods or practices; (x) it shall not declare, set aside for payment or pay any dividends or make any other distributions in respect of any capital stock of the Company or redeem, purchase or otherwise acquire any issued and outstanding capital stock of the Company;
(xi) it shall not materially change any practice with respect to Taxes, make, change or revoke any material Tax election, or settle or compromise any material dispute involving a Tax liability; (xii) it shall not sell, assign or transfer any material assets of the Company other than in the ordinary course of business; (xiii) it shall not cancel any indebtedness or waive any rights of substantial value to the Company; (xiv) it shall not make any capital expenditure or incur any liability therefor that individually or in the aggregate exceeds $10,000; and (xv) neither the Company nor Seller shall make any agreement to do any of the foregoing.

          4.2. Information.  The Company and the Seller will give to the
               -----------
Purchaser and to the Purchaser's officers, accountants, counsel and other representatives or advisors reasonable access, during normal business hours throughout the period prior to the Closing, to all the properties, books, contracts, commitments, records, studies, and other information relating to the Company, its business and assets and its officers and employees, as the Purchaser may reasonably request. If requested by the Purchaser, the Company and the Seller will cause to be made available to the Purchaser and the Purchaser's accountants the work papers and other information utilized by the Company's accountants in the preparation of the financial statements of the Company and make such accountants reasonably available to the Purchaser and to the Purchaser's accountants. Following the Closing, the Company shall make available to Seller and its accountants during normal business hours and at Seller's sole cost and expense such information, including without limitation, using commercially reasonable efforts to provide access to its accountant's workpapers, as is reasonably requested for the purpose of permitting Seller to complete its year-end audit for the year ended December 31, 1999.

          4.3. Consents. The Company and the Seller agree to take all necessary
               --------
corporate or other action and to use their reasonable efforts to complete all filings and obtain all governmental consents and approvals that Seller or the Company is required to make or obtain to consummate the transactions contemplated by this Agreement, including, without limitation any consent or notice that is required pursuant to any material contract to which the Company or the Seller is a party. Notwithstanding the foregoing, Purchaser, Seller and the Company acknowledge and agree that to the extent any contract to which the United States government or any agency or department thereof is a party is required to be novated as a result of the transactions contemplated hereby, such novation shall be obtained following the Closing and shall not be a condition precedent to any party's obligations hereunder.

          4.4. Notice of Litigation.  The Company and the Seller will provide
               --------------------
written notice to the Purchaser of any litigation, arbitration, mediation, proceeding or governmental investigation which is commenced and served upon the Company or, to the knowledge of the Company or the Seller, is threatened or in prospect, after the date of this Agreement and prior to the Closing, against or relating to the Company, its properties or business, or the transactions contemplated by this Agreement, setting forth in such notice the facts and circumstances currently available with respect to such litigation, arbitration, mediation, proceeding or investigation.

          4.5. Corporate Transactions.  Neither the Company nor the Seller will
               ----------------------
seek the affiliation of the Company with any Person other than the Purchaser (excluding, subject to Section 4.1, teaming arrangements for specific projects entered into by the Company in accordance with past practices) and neither will directly or indirectly through any officer, director, employee, or other representative negotiate or entertain any offer with respect to the sale of part or all of the Common Stock (whether through sale of stock, merger, reorganization or otherwise) or any material portion of the Company's assets. In the event that at any time after the date hereof, any third party makes any unsolicited offer to purchase all or any part of the Common Stock or substantially all of the assets of the Company, Seller or the Company shall promptly provide written notice to Purchaser of its receipt of an offer.

          4.6. Disclosure.  The Company and the Seller will inform the Purchaser
               ----------
promptly in writing of any fact, event or circumstance which comes to their attention that would make the representations, warranties and disclosures made herein untrue or misleading in any material respect or which constitute a breach of any covenant contained herein. In the event that any facts, circumstances or events arising or occurring solely after the date hereof would make any of the representations, warranties and disclosures untrue or misleading as of the Closing Date, the Company and the Seller may amend the Disclosure Schedule (as hereinafter defined) to disclose such facts, events or circumstances and shall promptly provide the Purchaser in writing any proposed amendments or updates to such Disclosure Schedules; provided, however in the event that any such fact, event or circumstance, individually or in the aggregate, results in a material adverse change in the Company, Purchaser shall be entitled to terminate this Agreement and shall have no further obligation hereunder. Notwithstanding the foregoing, no such amendment or update, nor Purchaser's termination of this Agreement shall affect any representation or warranty made by the Company or Seller as of the date hereof, and shall not affect the liability of the Company or Seller for any breach thereof.

          4.7. Labor Matters and Employment Benefits.  Except as requested by
               -------------------------------------
the Purchaser in writing or as required by law, neither the Company, the Seller, nor any officer or director of the Company or the Seller, shall make any promises, representations or statements to any employees of the Company regarding the operations of the Company subsequent to the Closing or with respect to the continuation of employment of any employees of the Company or the amount or nature of any employee benefits to be provided to the employees after the Closing (provided that the foregoing shall not apply to any information provided at the direction of the Purchaser).

          4.8. Cause Conditions to Be Satisfied.  The Company and the Seller
               --------------------------------
will use their reasonable efforts to cause all of the conditions described in
Section 6 of this Agreement to be satisfied as soon as practicable.

     5. PURCHASE OF COMMON STOCK. Subject to the terms and conditions of this Agreement, the Purchaser, the Seller and the Company agree to effect the following transactions at the Closing:

          5.1. Conditions.  The Purchaser on the one hand, and the Seller and
               ----------
the Company on the other, will deliver appropriate evidence of the satisfaction of the conditions hereunder.

          5.2. Purchase of Common Stock; Delivery.
               ----------------------------------

          5.2.1. At the Closing, the Purchaser will purchase and the Seller will sell the Common Stock, which shares constitute on the date hereof and shall constitute at the Closing one hundred percent (100%) of the issued and outstanding shares of the capital stock of the Company.

          5.2.2. The Seller will deliver at the Closing certificate(s) in due and proper form representing the Common Stock, duly endorsed or accompanied by duly executed stock powers.

          5.2.3. In consideration for the sale of the shares of Common Stock, the Purchaser will (a) pay to the Seller Three Million Five Hundred Thirty One Thousand Three Hundred Fourteen Dollars ($3,531,314), subject to adjustment pursuant to Section 5.4 hereof (the "Cash
                                                                     ----
          Purchase Price"), by wire transfer of immediately available funds and
          --------------
          (b) issue to Seller a promissory note (the "Seller Note") in the form
                                                      -----------
          attached as Exhibit A hereto having an initial principal amount equal to Nine Hundred Thousand Dollars ($900,000) (the "Principal Amount").
                                                            ----------------
          The sum of the Cash Purchase Price and the Principal Amount are referred to herein as the "Purchase Price."
                                     --------------

          5.3. Closing.  The closing (the "Closing") of the transactions
               -------                     -------
contemplated by this Agreement shall take place at the offices of Latham & Watkins, 1001 Pennsylvania Avenue, N.W., Washington, D.C. 20004-2505 beginning at 10:00 a.m. on the date (the "Closing Date") which is five (5) business days
                                ------------
after the satisfaction or waiver of all of the conditions set forth in Sections 6 and 7 of this Agreement (other than such conditions as are to be satisfied at the Closing), or at such other time and place as may be agreed upon by the Seller and the Purchaser. The Seller and the Purchaser shall keep one another informed as to the status of the satisfaction of such conditions.

          5.4. Net Asset Adjustment. (a) As soon as reasonably practicable
               --------------------
following the Closing Date, and in any event within ninety (90) calendar days thereof, the Company shall prepare and deliver to the Seller (i) a balance sheet of the Company as of the Closing (the "Closing Balance Sheet"), and (ii) a
                                       ---------------------
calculation of Closing Date Net Assets of the

Company as set forth on the Closing Balance Sheet. The Closing Balance Sheet shall be prepared in accordance with GAAP consistent with the accounting practices and procedures utilized in the preparation of the Audited Financial Statements of the Company, and shall fairly present the financial position of the Company as of the Closing Date. "Closing Date Net Assets" shall mean (a) the
                                     -----------------------
assets of the Company as of the Closing Date, minus (b) the liabilities of the
                                              -----
Company as of the Closing Date each as determined in accordance with GAAP and reflected on the Closing Balance Sheet. The cost of the preparation of the Closing Balance Sheet shall be borne by the Company. For purposes of determining the Closing Date Net Assets, (i) the assets of the Company as of the Closing Date shall not include (A) the cash used by the Company to repay the Intercompany Indebtedness whether such Intercompany Indebtedness is repaid by the Company at or prior to the Closing and (B) any amount with respect to the "Performance Bond" described in Section 3 of that certain contract (the "Korean
                                                                         ------
Contract"), dated as of December 16, 1996, by and between the Company and the
--------
Agency of Defense Development, Ministry of National Defense of the Republic of Korea ("Korean DPA"), regarding the sale of a dynamometer whether or not all or
        ----------
any part of the amount of such Performance Bond is permitted to be accrued as an asset on the Closing Balance Sheet in accordance with GAAP; provided, however, the assets of the Company as of the Closing Date, shall include any cash of the Company deposited with the Company's bank and as of the Closing Date pledged as collateral for the performance of the Company's obligations under such Performance Bond, and (ii) the liabilities of the Company as of the Closing Date shall not include the Intercompany Indebtedness whether such Intercompany Indebtedness is repaid by the Company at or prior to the Closing.

          (b) Upon delivery of the Closing Balance Sheet, the Purchaser will use its commercially reasonable efforts to provide the Seller and its accountants access to the accountant work papers and any other documents not readily accessible to Seller, to the extent reasonably related to the Seller's evaluation of the Closing Balance Sheet and the calculation of Closing Date Net Assets. If the Seller shall disagree with the calculation of Closing Date Net Assets delivered by Purchaser, the Seller shall notify Purchaser of such disagreement in writing, setting forth in detail the particulars of such disagreement, within thirty (30) days after its receipt of the Closing Balance Sheet. In the event that the Seller does not provide such a notice of disagreement within such thirty (30) day period, the Seller shall be deemed to have accepted the Closing Balance Sheet and the calculation of the Closing Date Net Assets delivered by Purchaser, which shall be final, binding and conclusive for all purposes hereunder. In the event any such notice of disagreement is timely provided, the Seller and Purchaser shall use their commercially reasonable efforts for a period of thirty (30) days (or such longer period as they may mutually agree) to resolve any disagreements with respect to the calculation of Closing Date Net Assets. If, at the end of such period, they are unable to resolve such disagreements, then PricewaterhouseCoopers (or such other independent accounting firm of recognized national standing as may be mutually selected by the Seller and Purchaser) (the "Independent Auditor") shall resolve
                                            -------------------
any remaining disagreements. The Independent Auditor shall determine as promptly as practicable, but in any event within thirty (30) days of the date on which such dispute is referred to the Independent Auditor, and to the extent necessary to resolve any such remaining disagreements and solely on the basis of the written submissions of the parties, whether the Closing Balance Sheet was prepared in accordance with the standards set forth in Section 5.4(a) and whether and to what extent, if any, the Closing Date Net Assets requires adjustment. The fees and expenses of the Independent Auditor shall be paid one-half by the Seller and one-half by Purchaser. The determination of the Independent Auditor shall be final, conclusive and binding on the parties. The date on which Closing Date Net Assets is finally determined in accordance with this Section 5.4(b) is hereinafter referred as to the "Determination Date."

          (c) The "Final Adjustment Amount," which may be positive or negative,
                   -----------------------
shall mean (i) the Closing Date Net Assets, minus (ii) $3,552,491. If the Final Adjustment Amount is a positive number, then the Cash Purchase Price will be increased by the Final Adjustment Amount in accordance with subsection (d) below, and if the Final Adjustment Amount is a negative number then the Cash Purchase Price will be decreased by the Final Adjustment Amount in accordance with subsection (d) below

          (d) On or prior to the date that is three (3) business days prior to the Closing Date, the Company shall deliver to Purchaser its good faith best estimate of the Closing Date Net Assets of the Company, a statement showing how such amount was determined and based upon such determination, its estimate of the Final Adjustment Amount (the "Estimated Adjustment Amount"). The Cash
                                  ---------------------------
Purchase Price payable to Seller at the Closing, shall be increased or decreased, as the case may be, by the Estimated Adjustment Amount. In the event the Final Adjustment Amount is greater than the Estimated Adjustment Amount then promptly following the Determination Date, and in any event within three (3) business days thereafter, Purchaser shall pay to Seller such excess amount together with interest thereon from and after the Closing Date to the date of payment at the "U.S. Prime Rate" of interest published in the "Money Rates" column of the eastern edition of the Wall Street Journal (or the average of such rates if more than one rate is indicated) on the Closing Date (such rate the "Interest Rate"). In the event the Estimated Adjustment Amount is greater than
 -------------
the Final Adjustment Amount then promptly following the Determination Date, and in any event within three (3) business days thereafter, Seller shall pay to Purchaser such excess amount together with interest thereon from and after the Closing Date to the date of payment at the Interest Rate. In the event that Seller fails to pay to Purchaser such excess amount and the interest due thereon, Seller shall have the right, but not the obligation, to offset such amounts against any principal or interest due to Seller under the Seller Note.

          5.5. Intercompany Indebtedness.  At or prior to the Closing, the
               -------------------------
Company shall pay to Seller by wire transfer the aggregate principal amount of any Indebtedness owed by the Company to Seller or its Affiliates, any interest accrued thereon and any other amount payable with respect thereto (collectively, the "Intercompany Indebtedness") and each note or other instrument evidencing
     -------------------------
such Intercompany Indebtedness shall be cancelled and delivered to Purchaser at the Closing. At the Closing, the Chief Financial Officer of Seller shall deliver to Purchaser a certificate, in a form reasonably acceptable to Purchaser and its counsel, setting forth the aggregate amount of the Intercompany Indebtedness outstanding immediately prior to the Closing.

          5.6  Seller Note.  Purchaser may at any time prior to the Maturity
               -----------
Date (as defined in the Seller Note) and shall in the event of a Change of Control (as defined in the Seller Note), prepay in full the Seller Note by depositing the Principal Amount of the Seller Note and any accrued but unpaid interest thereon (collectively, the "Escrow Amount") into
                                                            -------------
an escrow account reasonably acceptable to both Purchaser and Seller. The Escrow Amount will remain in escrow for the remaining term of the Note, upon which the Escrow Amount, and any interest earned thereon, will become the property of Seller. The escrow agreement (the "Escrow Agreement") shall provide (i) that all
                                   ----------------
amounts shall be paid to Seller at the Maturity Date unless (ii) the Purchaser would be entitled to offset any amount pursuant to Section 4 of the Seller Note against any amounts due and payable thereunder had such note remained outstanding, in which event Seller shall be entitled to a distribution from the Escrow Account of such amount, together with any interest due thereon, and (iii) any amounts held in escrow as of the Maturity Date that are subject to an unresolved claim by Purchaser duly and timely made hereunder shall remain in the Escrow Account until such claim is finally resolved in accordance with the terms of this Agreement. The Escrow Agreement shall provide that all distributions from the Escrow Account (including any distribution to Seller on or following the Maturity Date) shall only be made upon the presentation of joint written instructions to the Escrow Agent executed by each of Purchaser and Seller. The Escrow Agreement shall otherwise contain such other customary terms and conditions as are agreed to by Purchaser and Seller.

     6. CONDITIONS TO THE PURCHASER'S OBLIGATIONS. Unless waived by the Purchaser in writing in its sole discretion, all obligations of the Purchaser to complete the Closing under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

          6.1. Representations, Warranties and Covenants.  The representations
               -----------------------------------------
and warranties of the Company and the Seller contained in this Agreement shall be true at and as of the date of the Closing, shall be deemed made again at and as of such date and shall be true as so made again; the Company and the Seller shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them on or prior to the Closing; and the Purchaser shall have received from the Company and the Seller a certificate or certificates in such reasonable detail as the Purchaser may reasonably request, signed by the President of the Company and by the President of the Seller and dated the date of Closing, to the foregoing effect.

          6.2. Approvals of Governmental Authorities.  Subject to the provisions
               -------------------------------------
of the last sentence of Section 3.1 hereof, all governmental approvals necessary in the reasonable opinion of the Purchaser's counsel to consummate the transactions contemplated by this Agreement shall have been received and shall not contain any provision which, in the reasonable judgment of the Purchaser, is unduly burdensome to Purchaser or the Company.

          6.3. No Adverse Proceedings or Events.
               --------------------------------

          6.3.1. No suit, action or other proceeding against the Company or the Purchaser, or their respective officers, directors or Affiliates, shall be pending before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby, other than any such suit, action or proceeding instituted by the Purchaser.

          6.3.2. Neither the Company nor its assets shall have been adversely affected in any material respect by any act of God, fire, flood, war, labor disturbance, legislation (proposed or enacted) or other event or occurrence, and there shall have been no material adverse change in the Company, its financial condition or prospects.

          6.4. Consents and Actions: Contracts.  All consents of third parties
               -------------------------------
necessary to consummate the transactions described herein shall have been obtained.

          6.5. Other Evidence.  The Purchaser shall have received from the
               --------------
Company and the Seller such further certificates and documents evidencing due action in accordance with this Agreement, including certified copies of proceedings of the board of directors and stockholders of the Company and the board of directors of the Seller to enter into and be bound by the provisions of this Agreement, as the Purchaser reasonably shall request.

          6.6. Certain Financing Arrangements.  In the event that in connection
               ------------------------------
with the Closing, Purchaser elects to refinance or otherwise prepay any Indebtedness of the Company, Seller and the Company agree, at the request of Purchaser, to arrange for the prepayment of any then existing Indebtedness of the Company and the release of any Encumbrances on the assets of the Company securing such Indebtedness; provided that no such prepayment shall occur until contemporaneously with or after the Closing and such Indebtedness shall be deemed a liability of the Company as of the Closing for the purpose of determining the Closing Date Net Assets as provided in Section 5.4 hereof.

          6.7. Legal Opinion. Baxter, Baker, Sidle and Conn, P.A. shall have
               -------------
delivered a legal opinion in the form of Exhibit B hereto.

          6.8. Foreign Sales Agreements.  The Company shall have given such
               ------------------------
notice as is necessary to terminate each of the agreements to which it is a party with foreign sales agents listed on Section 6.8 of the Disclosure Schedule.

          6.9  Dynamometer.  The Dynamometer to be delivered to Korean DPA
               -----------
pursuant to the Korean Contract shall have been received by the Korean DPA in the Republic of Korea and the full amount of the purchase price payable thereunder by the Korean DPA shall have been paid by the Korean DPA to the Company.

          6.10 Release/Expiration of Letters of Credit.  The original stand-by
               ---------------------------------------
letters of credit issued by Bank One in the favor of the Korean DPA as security for the repayment of any amounts advanced to the Company by the Korean DPA under the Korean Contract shall have (i) been returned to the Company by the Korean DPA and shall have been cancelled by Bank One, (ii) expired in accordance with its terms or (iii) shall otherwise have been terminated, in each case, without any amounts being drawn thereunder.

          6.11 Other Closing Deliveries.  At the Closing, Seller and the Company
               ------------------------
shall have delivered the following additional instruments and documents, each in a form reasonably satisfactory to Purchaser and its counsel:

               (a) FIRPTA Affidavit. Seller shall deliver to Purchaser an
                   ----------------
executed affidavit, dated not more than thirty (30) days prior to the Closing Date, in accordance with Code Section 1445(b)(2) and Treasury Regulation section 1.1445-2(b), which statement certifies that the Seller is not a foreign person and sets forth the Seller's name, identification number and address.

               (b) Resignation of Directors. Each director of the Company shall
                   ------------------------
have resigned as directors of the Company, effective as of the Closing Date.


     7. CONDITIONS TO THE COMPANY'S AND THE SELLER'S OBLIGATIONS. Unless waived by the Company and the Seller in writing in their sole discretion, all obligations of the Company and the Seller to complete the Closing under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

          7.1. Representations, Warranties and Covenants.  The representations
               -----------------------------------------
and warranties of the Purchaser contained in this Agreement shall be true at and as of the date of the Closing, shall be deemed made again at and as of such date and shall be true as so made again; the Purchaser shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing; and the Company and the Seller shall have received from the Purchaser a certificate or certificates in such reasonable detail as the Company may reasonably request, signed by the President of the Purchaser and dated the date of Closing, to the foregoing effect.

          7.2. No Adverse Proceedings or Events.  No suit, action or other
               --------------------------------
proceeding against the Seller, or its officers, directors or Affiliates (other than the Company), shall be pending before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby, other than any such suit, action or proceeding instituted by the Seller.

          7.3. Approvals of Government Authorities.  Subject to the provisions
               -----------------------------------
of the last sentence of Section 3.1 hereof, all government approvals necessary in the reasonable opinion of counsel for the Company and the Seller to consummate the transactions contemplated by this Agreement shall have been received and shall not contain any provision which, in the reasonable judgment of the Seller, is unduly burdensome to Seller.

          7.4. Release of Guarantee.  Seller shall have been fully released from
               --------------------
all obligations to guarantee the obligations of the Company as described on
Section 2.12 of the Disclosure Schedule.

          7.5. Legal Opinion. Latham & Watkins shall have delivered a legal
               -------------
opinion in the form of Exhibit C hereto.

          7.6. Other Evidence.  The Company and the Seller shall have received
               --------------
from the Purchaser such further certificates and documents evidencing due action in accordance with this Agreement, including certified copies of proceedings of the board of directors of the general partner of the Purchaser, as the Company and the Seller reasonably shall request.

     8.   INDEMNIFICATION.

          8.1. Indemnification.  Subject to the limitations and cost and risk
               ---------------
sharing allocations set forth in Section 8.2 hereof, the Seller hereby covenants and agrees to indemnify and hold harmless the Purchaser and the Company, and their respective successors and assigns, at all times from and after the date of Closing and until such time as is specified in Section 9 hereof, against and in respect of the following:

          8.1.1. Any damage or loss resulting from or relating to any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of the Company or the Seller hereunder or from any misrepresentation in any certificate or other instrument or document furnished to the Purchaser or to be furnished by the Company or the Seller under this Agreement (other than in Section 2.20 of Schedule II or Section 10, it being understood that the sole remedy for breach thereof shall be pursuant to Section 10);

          8.1.2. Any damages or loss resulting from or relating to any claim by any foreign sales representative or any of their Affiliates for compensation as a result of the termination of the Terminated Sales Agreements or any amounts due and owing thereunder, except for any claim for compensation due thereunder to the extent such claim is based upon a sale by the Company of any of the products listed on
          Section 8.1.2 of the Disclosure Schedules for which a definitive sales contract is executed on or prior to the date that is six (6) months after the Closing Date;

          8.1.3. Any costs payable by the Company following the Closing and which are not accrued on the Closing Balance Sheet with respect to the performance by the Company of its obligations under the Korean Contract or any other agreement or obligation related thereto, including, without limitation, any warranty claims or costs incurred by the Company in satisfaction of any offset right asserted by Korea and any penalties or liquidated damages in connection therewith;

          8.1.4. Any liability of the Company for violation prior to Closing of the Foreign Corrupt Practices Act or the False Claims Act by the Company or any other Person for which the Company may be held liable; and

          8.1.5. All claims, actions, suits, proceedings, demands, assessments, judgments, costs, reasonable attorneys' fees and expenses arising from a matter to which a party is entitled to indemnity pursuant to this
          Section 8.1, including all such
          reasonable costs and expenses incurred in the defense thereof or in the enforcement of any rights of the Purchaser hereunder.

Seller agrees that it shall be solely responsible for any breach of any representation or warranty made by the Company in this Agreement, any covenant to be performed by the Company at or prior to the Closing and any liability of the Company for which Purchaser or the Company is entitled to indemnification hereunder and Seller shall have no right of contribution from the Company, any of its officers, directors or employees with respect to any such liability.

          8.2. Limitation on Indemnification Claims.
               ------------------------------------

          8.2.1. The Purchaser hereby agrees that the Seller shall have no liability to the Purchaser or the Company or their respective successors or permitted assigns, for any liability, damage, loss or expense pursuant to Section 8.1 of this Agreement, unless and only to the extent that the aggregate amount of all liabilities, damages, losses or expenses suffered by the Purchaser or the Company and their respective successors and permitted assigns exceeds $100,000.

          8.2.2. To the extent that the Company continues to have the benefit of any Available Insurance coverage that existed prior to the Closing which Available Insurance coverage includes coverage for any claim, the Company will cooperate with the Seller in pursuit of recovery under such Available Insurance coverage so as to minimize the amount of any uninsured losses to be borne by the parties hereunder; provided, however; neither the existence of any Available Insurance,
          --------  -------
          nor the Company's obligations under this Section 8.2.2 shall limit Seller's obligations to promptly indemnify the Purchaser for any liabilities, damages, losses or expenses suffered by Purchaser or the Company and in the event any insurance claim is thereafter paid to the Company (in which event it shall be promptly paid to Seller) or to Seller it, such amount shall not be included in calculating the aggregate liability of Seller to Purchaser and the Company pursuant to
          Section 8.2.3.  As used in this Section 8, the term "Available
                                                               ---------
          Insurance" shall mean all insurance coverage available to the Company
          ---------
          or to Seller for the benefit of the Company, excluding any deductible and self insurance amounts. The Purchaser and the Company agree to use reasonable efforts to collect amounts available under any such or Available Insurance.

          8.2.3. The aggregate liability of the Seller to Purchaser and the Company for (i) any breach of any representation or warranty made by Seller or the Company to Purchaser (other than representations in Section 2.20 of Schedule II or in Section 10 of this Agreement) and
          (ii) any liabilities of Seller pursuant to Section 8.1.3 shall not exceed an amount equal to Two Million Dollars ($2,000,000).

          8.2.4. The Seller hereby agrees that the Purchaser shall have no liability to the Seller or its successors or permitted assigns, for any liability, damage, loss or expense pursuant to Section 8.3 of this Agreement unless, and only to the extent that, the aggregate amount of all liabilities, damages, losses or expenses suffered by the Seller and its successors and permitted assigns exceeds $100,000.

          8.2.5. The aggregate liability of the Purchaser to Seller for any breach of any representation or warranty made by Purchaser to Seller shall not exceed an amount equal to Two Million Dollars ($2,000,000).

          8.3.     Indemnification by the Purchaser.  Subject to the
                   --------------------------------
limitations and cost and risk sharing allocations set forth in Section 8.2 hereof, the Purchaser and the Company hereby jointly and severally covenant and agree to indemnify and hold harmless the Seller and its successors and assigns, from and after the date of Closing and until such time as is specified in
Section 9 against and in respect of the following:

          8.3.1. Any damage or loss resulting from any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of the Purchaser under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument or document furnished or to be furnished by the Purchaser hereunder (other than Section 10, it being understood that the sole remedy for breach thereof shall be pursuant to Section 10); and

          8.3.2. All claims, actions, suits, proceedings, demands, assessments, judgments, costs, reasonable attorneys' fees and expenses arising from a matter to which a party is entitled to indemnity pursuant to this
          Section 8.3, including all such reasonable costs and expenses incurred in the defense thereof or in the enforcement of any rights of the Seller hereunder.

          8.4.    Notice and Defense.  The obligations and liabilities of the
                  ------------------
Seller, on the one hand, and the Purchaser and the Company, on the other hand, hereunder with respect to their respective indemnities pursuant to this Section 8, resulting from any claim or other assertion of liability (hereinafter collectively, "Claims"), shall be subject to the following terms and conditions:
               ------

          8.4.1.  The party seeking indemnification under this Section 8 (the

          "Indemnified Party") must give written notice of any such Claim
           -----------------
          ("Notice"), setting forth with reasonable particularity the basis for
            ------
          determining that a Claim exists, to each party from whom indemnification is sought under this Section 8 (the "Indemnifying
                                                               ------------
          Party") within a reasonable time after the Indemnified Party receives
          -----
          notice thereof and, in any event, not later than the date specified in
          Section 9; provided, however, that so long as said notice is provided prior to the date specified in Section 9 the failure of the Indemnified Party to give prompt Notice to the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder unless, and then only to the extent that, such failure caused the damages for which the Indemnifying Party is obligated to be greater than they would have been had the Indemnified Party given prompt Notice to the Indemnifying Party hereunder.

          8.4.2. Except as otherwise set forth in this Section 8.4, the Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing (reasonably acceptable to the Indemnified Party), the defense, compromise or settlement of any Claim asserted by third parties; provided, however, in the event that
                                           --------  -------
          the amount of any Claim asserted by a third party exceeds or is reasonably likely to exceed the aggregate amount to which the Indemnified Party is entitled to indemnification hereunder, the Indemnifying Party shall not be entitled to assume the defense, compromise or settlement of such Claim as provided by this Section 8.4.2, but shall be entitled to be represented by counsel of its own choosing and at its sole cost and expense, and shall be permitted to consult with the Indemnified Party and their respective counsel and to cooperate in the defense of such Claim.

          8.4.3. In the event that the Indemnifying Party shall fail to notify the Indemnified Party within fifteen (15) days after receipt of the Notice under Section 8.4.1 that the Indemnifying Party has elected to undertake such defense or settlement, or if at any time the Indemnifying Party shall fail to diligently and vigorously act to defend or pursue settlement of such Claim, the Indemnified Party may elect, but shall not be obligated, to undertake the defense, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and at the expense and for the account and risk of the Indemnifying Party.

          8.4.4.  Anything in this Section 8.4 to the contrary notwithstanding:
          (i) the Indemnifying Party shall not, without the Indemnified Party's written consent, which consent shall not be unreasonably withheld, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Claim or which imposes any form of equitable relief against the Company; (ii) in the event that the Indemnifying Party undertakes the defense or settlement of any Claim, the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifying Party and its counsel or other representatives concerning such Claim and the Indemnifying Party and the Indemnified Party and their respective counsel or other representatives shall cooperate with respect to such Claim; and (iii) the Indemnifying Party and its counsel shall in any case keep the Indemnified Party and its counsel, if any, fully informed as to the status of any such Claim and any matters relating thereto. The Indemnified Party shall provide to the Indemnifying Party such records, books, documents and other. materials as shall be in the possession of the Indemnified Party and shall reasonably be necessary for the Indemnifying Party to conduct such defense or to determine whether it will undertake such defense, and will generally cooperate with respect to any matters relating thereto.

          8.5.    Offset Right.  In the event that Purchaser or the Company is
                  ------------
entitled to indemnification for any Claim against Seller hereunder, Purchaser or the Company, shall first offset the amount of such Claim against any principal or interest due to Seller under the Seller Note. The adjustment of the principal amount of the Seller Note is intended as, and shall be treated by the Parties as, an adjustment to the Purchase Price. If the principal amount of the Seller Note or any interest earned thereon is adjusted pursuant to this Section 8.5, such adjustment shall be deemed to be made effective as of the later of (i) the Closing Date or (ii) the date such Claim arose, and all interest that may have accrued on the principal or interest amounts so canceled shall be deemed to be retroactively canceled as of such date. Upon any adjustment of the principal amount of the Seller Note or any interest earned thereon pursuant to this Section 8.5 or
Section 5.4(d), Seller shall upon request of the Company, surrender the outstanding Seller Note for a replacement Seller Note reflecting the adjusted principal amount and the cancellation of any interest and otherwise having the same terms and conditions as the original Seller Note.

          8.6  Treatment of Indemnification Payments.  All payments made
               -------------------------------------
pursuant to Section 8 or Section 10 of this Agreement or pursuant to any other claim for indemnification hereunder shall be treated as an adjustment to the Purchase Price.

          8.7  Dynamometer Claims.  In the event that after the Closing Date,
               ------------------
any claim is made by any third party related to the Korean Contract which could form the basis of an indemnification claim against Seller hereunder, Purchaser agrees in addition to any other obligations hereunder with respect to such claim to permit the Seller, at Seller's sole cost and expense, to investigate the merits of such claim and the most cost-effective method of disposing of such claim and to consult with the Company and Purchaser with respect to the disposition of such claim. The Company agrees to use commercially reasonable efforts to cause the Korean DPA to rely upon the warranties of the manufacturers of relevant components of the dynamometer to the extent such warranties are applicable.

     9. SURVIVAL. The representations, warranties and agreements made by the parties in this Agreement and in any other certificate or document delivered in connection herewith, including the indemnification obligations set forth in
Section 8 and Section 10 hereof, shall survive the Closing and shall continue in full force and effect without limitation unless the Indemnified Party shall not have given notice of a Claim to the Indemnifying Party on or prior to the date which is eighteen (18) months following the Closing Date, except for (x) the representations and warranties as are set forth in Sections 2.20 (Taxes) and
2.22 (Employee Benefits) and Seller's obligations to indemnify Purchaser pursuant to Sections 8.1.2, 8.1.3, 8.1.4 and 10.3 which shall survive for a period ending the date ninety (90) days following the expiration of the applicable statute of limitations, (y) representations and warranties in Section
2.3 (Capitalization) which shall survive in perpetuity, and (z) Seller's obligations to indemnify Purchaser pursuant to Section 8.1.5 with respect to any other Claim asserted prior to the termination of the applicable survival period, in which case such indemnification obligations shall terminate.

10.  TAX MATTERS

     10.1 Taxes.
          -----

          (a)  Allocation of Responsibility.  From and after the Closing Date,
               ----------------------------
Seller shall pay any Taxes of the Company (i) for all taxable periods ending on or prior to the Closing Date, (ii) for all taxable periods beginning prior to the Closing Date and ending after the Closing Date (a "Pre-Closing Partial
                                                       -------------------
Period") to the extent such Taxes are attributable to the portion of such
------
period ending on and including the Closing Date, (iii) as a result of any breach of any representation or warranty in Section 2.20 of Schedule II or any covenant made by Seller to Purchaser in this Section 10 or in Section 4.1(xi) of this Agreement and (iv) imposed under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Notwithstanding the foregoing, no payment shall be required to be paid for Taxes to the extent reserves for such Taxes are established on the Closing Balance Sheet (other than any reserves for deferred Taxes established to reflect timing differences between book and Tax income).

          (b)  Payment of Tax Obligation.  Purchaser shall notify Seller of any
               -------------------------
Tax obligation of Company which Seller is obligated to pay hereunder; provided,
                                                                      --------
that Purchaser's failure to timely notify Seller of any Tax obligation shall not affect Purchaser's right to be reimbursed for the payment of any Tax obligation under Section 10.3 of this Agreement. Seller shall deliver the amount specified in such notice to the Company by wire transfer no later than the later of (i) fifteen (15) days after the date such written notice is given and (ii) three (3) days before such payments are due.

          (c)  Returns.   Seller shall cause to be prepared in a manner
               -------
consistent with past practices all Tax Returns of the Company for taxable years or periods ending on or before the Closing Date but which are due to be filed after the Closing Date (taking into account all applicable extensions of time for filing), and shall cause such Tax Returns to be delivered to Purchaser for comment and approval, which approval shall not be unreasonably withheld, no later than 30 days prior to the due date for filing any such Tax Return. Seller shall file all such Tax Returns and shall cause to be timely paid all Taxes required to be paid for the periods covered by such Tax Returns. Purchaser shall cause to be prepared in manner consistent with past practices all Tax Returns of the Company for tax periods that begin before and end after the Closing Date.

          (d)  Refunds.  Seller shall be entitled to retain, or receive payment
               -------
from Purchaser within fifteen (15) days of the receipt of any Tax refunds or credits that results in an actual reduction in Taxes of the Company that were paid with respect to (i) all taxable periods ending on or prior to the Closing Date and (ii) Pre-Closing Partial Periods, for that portion of such taxable period up to and including the Closing Date, except in each case to the extent such refund or credit arises as the result of a carryback of a loss or other tax benefit arising after the Closing Date. In the event that any refund or credit of Taxes for which a payment has been made pursuant to this section 10.1(d) is subsequently reduced or disallowed, the Seller shall indemnify and hold Purchaser harmless for any Taxes assessed against Company or Purchaser by reason of the reduction or disallowance.

          (e)  Cooperation.  Purchaser and Seller shall cooperate fully, as and
               -----------
to the extent reasonably requested by the other party, in connection with the filing of any Tax Returns for Company, the filing and prosecution of any Tax claims and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

          (f)  Contests.  Purchaser and the Seller agree to give prompt notice
               --------
to each other of any proposed adjustment to Taxes for any periods of the Company ending on or prior to the Closing Date or any Pre-Closing Partial Period. Purchaser and the Seller shall cooperate with each other in the conduct of any audit or other proceeding involving the Company for such periods and each party may participate at its own expense. Seller shall have the right to control the conduct of any such audit or proceeding for which the Seller agrees that any resulting Tax allocable to any period prior to and including the Closing Date is covered by the indemnity covered in Section 10.3 of this Agreement, (such audit or proceeding, a "Seller's Contest") provided that: (i) Seller shall keep Purchaser informed regarding the progress and substantive aspects of any Seller's Contest and (ii) Seller shall not compromise or settle any Seller's Contest without obtaining Purchaser's consent, which consent shall not be unreasonably withheld.

          (g)  Allocation of Taxes.  For purposes of this Agreement, in the case
               -------------------
of Taxes that are payable with respect to a taxable period that begins before and ends after the Closing Date, the portion of such Taxes payable for the period ending on the Closing Date shall be (a) in the case of any Tax based upon or measured by income, and in the case of sale or use tax, the amount which would be payable if the taxable year ended as of the end of the Closing Date and
(b) in the case of any other Tax, such as property taxes, the amount of such Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

          10.2 Conveyance Taxes.  Any transfer, documentary, sales, use, stamp,
               ----------------
registration and other such Taxes and fees incurred in connection with this Agreement and the transactions contemplated hereby shall be paid one-half by the Seller and one-half by the Purchaser when due. The Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, if required by applicable law.

          10.3 Indemnification.  The procedures set forth in Section 8.4 of this
               ---------------
Agreement shall apply to any claims made by the parties to this Agreement pursuant to this Section 10. The Seller hereby covenants and agrees to indemnify and hold harmless Purchaser and the Company, and their respective successors and assigns, against and in respect of any damage or loss resulting from any breach of representation, warranty or non-fulfillment of any agreement or covenant on the part of the Seller in this Section 10. Purchaser hereby covenants and agrees to indemnify and hold harmless Seller, and their respective successors and assigns, against and in respect of any damage or loss resulting from any breach of representation, warranty or non-fulfillment of any agreement or covenant on the part of Purchaser in this Section 10 of this Agreement. Notwithstanding anything to the contrary in this Agreement, to the extent that the provisions contained in this Section 10 conflict with any provision of
Article VIII of this Agreement, the provisions contained in this Section 10 shall control.

          10.4 Tax Sharing Agreements.  All tax sharing agreements or similar
               ----------------------
agreements with respect to or involving the Company (other than indemnity obligations in contracts with unrelated parties which are disclosed in Section
2.20 of the Disclosure Schedule) shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.


     11. EXPENSES. Each of the Seller and the Purchaser shall pay all of its expenses relating hereto, including fees and disbursements of its counsel, accountants and financial advisors, whether or not the transactions hereunder are consummated. The Seller shall pay all fees and expenses owing to Quarterdeck Investment Partners, Inc. relating to the transactions described herein.

     12. NOTICES. All notices, requests, demands and other communications under or in connection with this Agreement shall be in writing, and, (a) if to the Purchaser, shall be addressed to United Defense, L.P, 1525 Wilson Blvd., Suite 700, Arlington, VA 22209, attn: David Kolovat, General Counsel; and, (b) if to the Seller, shall be addressed to Allied Research Corporation, 8000 Towers Crescent Drive, Suite 750, Vienna, Virginia 22182. A copy of any notice to the Purchaser and/or, after the Closing, to the Company, shall be sent to Daniel T. Lennon, Latham & Watkins, 1001 Pennsylvania Avenue, NW, Suite 1300, Washington, D.C. 20004-2505, and a copy of any notice sent to the Seller and/or, prior to the Closing, to the Company, shall be sent to James E. Baker, Jr., Baxter, Baker, Sidle and Conn, P.A., 120 E. Baltimore Street, Suite 2100, Baltimore, Maryland 21202.

     All such notices, requests, demands or communications shall be mailed postage prepaid, sent by private overnight express carrier, postage prepaid, or delivered personally, to the addresses set forth above, and shall be sufficient and effective when delivered to or received at the address so specified. Any party may change the address at which it is to receive notice by like written notice to the others.

     13. CONFIDENTIALITY. No party hereto shall, and each party hereto shall use all reasonable endeavors to ensure that no Person under its direct or indirect control shall, disclose to any other Person any information relating to this Agreement or its subject matter and shall treat as confidential all information and documents relating thereto. Notwithstanding the foregoing, each of the parties hereto may make any disclosure required under applicable law, including any federal or state securities laws, or pursuant to the listing rules of any securities exchange or quotation system upon which such party's securities are traded or offered for quotation. Any press releases or other public disclosures which are made in connection with the transactions contemplated by this Agreement shall, to the extent practicable, be mutually agreed upon by the Purchaser and the Seller.

     14.  TERMINATION.   The parties, by mutual written consent, may terminate
this Agreement at any time prior to the Closing and, unless otherwise specifically provided in such consent, any such termination shall be without liability on the part of any party hereto. The Purchaser on the one hand, or the Seller on the other, may elect to terminate this Agreement in the event that any condition for the terminating party to close has not been met or waived by it or them in its or their sole discretion and the Closing shall not have occurred on or before March 31, 2000, provided that such terminating party is not then in breach of this Agreement. Notwithstanding the foregoing, termination of this Agreement by either Purchaser or Seller pursuant to the second sentence of this Article 13 shall not affect any party's liability for breach of any covenant, representation or warranty of such party occurring prior to such termination, as to each of which all legal or equitable remedies of the party adversely affected shall survive and be enforceable.

     15. WAIVER OR RELEASE. The Purchaser may release, compromise or grant time or any other indulgence to the Company or the Seller in respect of any of the obligations and undertakings of the Company or the Seller hereunder without affecting the liability or obligations of the Company or the Seller with respect to any other obligation or undertaking.

     16. ENTIRE AGREEMENT. This Agreement (including the schedules and attachments hereto and the lists, schedules and documents delivered pursuant hereto, which are a part hereof) is intended by the parties to and does constitute the entire agreement of the parties with respect to the transactions contemplated by this Agreement. This Agreement supersedes any and all prior understandings, written or oral, between the parties, including the letter containing Purchaser's preliminary indication of interest dated as of July 29, 1999 and the non-binding offer letter from Purchaser dated September 10, 1999, and this Agreement may be amended, modified, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought.

     17.  ASSIGNMENT.    This Agreement shall inure to the benefit of and be
binding upon the parties hereto and their respective successors and permitted assigns, but nothing herein, express or implied, is intended to or shall confer any rights, remedies or benefits upon any Person other than the parties hereto and their successors and permitted assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties; provided, however, (x) prior to the Closing, Purchaser shall be entitled to collaterally assign its rights but not its obligations hereunder to its senior lender without the consent of Seller or the Company and (y) after the Closing Purchaser shall be entitled to assign its rights and obligations hereunder to any Affiliate of Purchaser or to any other Person acquiring a majority of the Common Stock then outstanding or all or substantially all of the assets of the Company.

     18. KNOWLEDGE OF THE COMPANY. Certain of the representations and warranties provided by the Seller and the Company hereunder are made to the knowledge of the Seller and the Company. For the purpose of this Agreement, Purchaser or the Company shall be deemed to have knowledge of a fact or circumstance if any of Glenn Yarborough, Herb Ellis or Mike Flynn have actual knowledge of such fact or circumstance after due inquiry.

     19. MATERIAL ADVERSE EFFECT OR CHANGE. For all purposes hereof, the term "material adverse effect" or "material adverse change" shall mean a material adverse effect or change on assets, liabilities, operations, condition (financial or otherwise) or prospects of the Company taken on a whole.

     20.  ACCOUNTS RECEIVABLE.     Purchaser will cause the Company to use
commercially reasonable collection efforts and practices to collect the accounts receivable of the Company outstanding as of the Closing Date (the "Receivables") and will not discount or otherwise reduce the amount owing on any of the Receivables in any way without the prior consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed. Unless otherwise directed by the customer or identified as applicable to a specific account receivable of such customer, payments received by the Company from customer will be applied first to all receivable for such customer (with such application to be the oldest such receivable), before application to any account receivable of the Company from such customer arising on or after the Closing Date. In the event that Seller pays any indemnification claim hereunder based upon an uncollected receivable, Purchaser shall cause the Company to take all necessary action to assign such unpaid receivable to Seller.

     21. GENERAL. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

     IN WITNESS WHEREOF, the Seller, the Purchaser and the Company have caused this Agreement to be duly executed and sealed as of the date first above written.

                              ALLIED RESEARCH CORPORATION


                              BY:  /s/ W. Glenn Yarborough    (SEAL)
                                  --------------------------  ------
                                   W. Glenn Yarborough,
                                   President


                              BARNES & REINECKE, INC.


                              BY:   /s/ W. Glenn Yarborough          (SEAL)
                                   --------------------------------  ------
                                   W. Glenn Yarborough,
                                   Director


                              UNITED DEFENSE INDUSTRIES, INC.



                              BY:    /s/ Thomas W. Rabout               (SEAL)
                                   -----------------------------------  -----

                              SCHEDULE I

                Representations and Warranties of the Purchaser
                -----------------------------------------------

     1.1. Organization and Standing.  The Purchaser is a corporation duly
          -------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform its obligations under the Agreement and under each of the other agreements or documents to be executed by the Purchaser pursuant to the Agreement or in connection therewith (the "Purchaser Documents").
                           -------------------

     1.2. No Conflict With Other Documents.    Neither the execution and
          --------------------------------
delivery of the Agreement or any of the Purchaser Documents nor the carrying out of the transactions contemplated by the Agreement or any of the Purchaser Documents will result in any violation, termination or modification of, or be in conflict with, the Purchaser's certificate incorporation or bylaws, any terms of any contract or other instrument to which the Purchaser is a party or by which it is bound or affected, or any license, permit, judgment, decree or order applicable to the Purchaser, or result in the creation of any lien, charge or encumbrance upon any of its properties or assets, except to the extent any of the foregoing would not materially and adversely affect the Purchaser's ability to consummate the transactions contemplated hereby.

     1.3. Authority.  The execution, delivery and performance of the Agreement
          ---------
and the Purchaser Documents by the Purchaser have been duly authorized by all necessary corporate action, and the Agreement is, and upon due execution and delivery thereof the Purchaser Documents will be, valid and legally binding obligations of the Purchaser, enforceable against it in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditor's rights generally or general principles of equity.

     1.4. Investment Intent.  The Purchaser is purchasing the Common Stock for
          -----------------
the purposes of investment only and not with the intent or view to the resale, fractionalization or further distribution thereof.

     1.5. Brokers and Advisors.    Neither the Purchaser nor any of its
          --------------------
Affiliates has taken any action which would give rise to a valid claim against any party hereto for a brokerage commission, finder's fee, counseling or advisory fee, or like payment.

     1.6. Required Approvals.  Except as set forth on Section 1.6 of the
          ------------------
Disclosure Schedule, no consent, approvals or action of, filing with or notice to any Governmental Authority on the part of Purchaser are required for the Purchaser to consummate the transactions contemplated by the Agreement.

     1.7. Inspection Opportunity.  Purchaser acknowledges that its authorized
          ----------------------
agents have been given an opportunity to examine such instruments, documents and other information relating to the Company as it has deemed necessary or advisable in order to make an informed decision relating to the purchase of the Common Stock and its suitability as an investment for

Purchaser, that it has been afforded an opportunity to ask questions and to obtain any additional information necessary in order to verify the accuracy of the information furnished, and that it has, in fact, asked such questions and reviewed such instruments, documents and other information as it has deemed necessary in order to enter into this Agreement. Notwithstanding the foregoing, nothing contained in this Section 1.7, nor the Purchaser's actual knowledge of any facts or circumstances, will limit the Purchaser's right of recovery under the indemnification provisions of the Agreement.

                                  SCHEDULE II

          Representations and Warranties of the Company and the Seller
          ------------------------------------------------------------

     2.1. Organization and Standing.  Each of Seller and the Company is a
          -------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as it is now being conducted, to own or hold under lease the properties and assets it now owns or holds under lease and to enter into and perform its obligations under the Agreement and each of the other agreements or documents to be executed by Seller or the Company as the case may be pursuant to the Agreement or in connection herewith (collectively, the "Seller Documents"
                                                            ----------------
and the "Company Documents" respectively).  The Company does not own any stock
         -----------------
or other interest in, or otherwise have any investment in, any other corporation, limited liability company, partnership, joint venture or other business entity. Copies of the charter documents and by-laws of the Company have been delivered to the Purchaser, and such copies are true, complete and correct and in full force and effect. The Company is duly qualified to do business in the States of Illinois and Michigan and, except as disclosed in
Section 2.1 of the Disclosure Schedule, in all other jurisdictions where the failure to be so qualified could have a materially adverse effect on the business of the Company. Except as disclosed in Section 2.1 of the Disclosure Schedule, the Company engages in its business solely under its corporate name.

     2.2. Predecessor Companies.  The Company has not since January 1, 1990
          ---------------------
merged or consolidated with, or acquired all or substantially all of the assets of (whether by liquidation and distribution or otherwise), any corporation, trust or other entity.

     2.3. Capitalization of the Company.  The Company's entire authorized
          -----------------------------
capital stock consists of 10,000 shares of Common Stock, of which 5,472 shares are issued and outstanding. No shares of the Company's Common Stock are held in the Company's treasury and no shares are reserved for issuance. All issued and outstanding shares of Common Stock (x) have been duly authorized and validly issued and are fully paid and nonassessable, without attachment of any preemptive rights, (y) were issued in compliance with all applicable laws, including federal and applicable state securities laws, and (z) are owned of record and beneficially by the Seller. The Seller has good and marketable title to the Common Stock, free of any liens, restrictions or encumbrances of any kind. There are (i) no securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of the Company, (ii) no subscription rights, options, warrants, calls, commitments, preemptive rights or other rights of any kind to acquire from the Company and no obligation of the Company to issue, sell, register for sale, redeem or otherwise acquire, any shares of capital stock or other voting securities of the Company or any securities of the Company convertible into or exchangeable for such capital stock or voting securities and (iii) no equity equivalents, interests in the ownership or earnings of, or stock appreciation, phantom stock or other similar rights of, or with respect to, the Company. Neither the Company nor the Seller is a party to or bound by any contracts or commitments of any character relating to any issued or unissued stock or any other equity security issued or to be issued by the Company.

     2.4. Audited Financial Statements.  The Company has delivered to the
          ----------------------------
Purchaser copies of the Company's audited balance sheet as of December 26, 1998 and December 27, 1997 and the related statements of income, cash flows and stockholder's equity for the one year period then ended (together with the audit report thereon, the "Audited Financial Statements"). The Audited Financial
                     ----------------------------
Statements are true, complete and accurate in all material respects, have been prepared in accordance with GAAP consistently applied by the Company throughout the periods covered by such statements, and present fairly the financial position and results of operations of the Company at the dates of such statements and for the periods covered thereby.

     2.5. Unaudited Financial Statements.  The Company has delivered to the
          ------------------------------
Purchaser copies of the Company's unaudited balance sheet as of June 26, 1999 and the related statements of income, cash flows and stockholder's equity for the six-month period then ended (the "Unaudited Financial Statements"). The
                                      ------------------------------
Unaudited Financial statements are true, complete and accurate in all material respects and have been prepared in accordance with GAAP consistently applied by the Company throughout the periods covered by such statements (except for the absence of footnotes and other presentation items and subject to normal year end adjustments none of which will individually or in the aggregate be material) and present fairly the financial position and results of operations of the Company at the dates of such statements and for the periods covered thereby.

     2.6. Undisclosed Liabilities.  The Company does not have any material
          -----------------------
liabilities or obligations (whether absolute or contingent, liquidated or unliquidated or due or to become due) of a type normally reflected or reserved for on a balance sheet prepared in accordance with GAAP or disclosed in the notes thereto, except for liabilities and obligations (i) reflected or reserved for on the Unaudited Financial Statements or disclosed in the notes thereto,
(ii) described on Section 2.6 of the Disclosure Schedule or (iii) that have arisen since the date of the Unaudited Financial Statements in the ordinary course of the operation of the business and consistent with the past practices of the Company, and which would not individually or in the aggregate have a material adverse effect on the business of the Company.

     2.7. Absence of Certain Changes, Events or Conditions.    Since December
          ------------------------------------------------
31, 1998, except as set forth in Section 2.7 of the Disclosure Schedule, there has not been any:

     (a) material adverse change in the business, operations, condition (financial or otherwise), assets, liabilities, or prospects of the Company taken as a whole;

     (b) (i) except for normal periodic increases in the ordinary course of business consistent with past practice, increase in the compensation payable or to become payable by the Company to any of its officers, directors or employees (collectively, the "Personnel"), (ii) bonus, incentive compensation, service
                    ---------
award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any of the Personnel, except in the ordinary course of business consistent with past practices, (iii) employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by the Company for any Personnel except pursuant to the existing plans and arrangements described in Section 2.22 of the Disclosure Schedules or (iv) new employment agreement to which the Company is a party except as are contemplated by this Agreement;

     (c) addition to or modification of the Employee Plans other than (i) contributions made in accordance with the normal practice of the Company or (ii) the extension of coverage to other Personnel who became eligible after June 30, 1999;

     (d) sale, assignment or transfer of any material assets of the Company other than in the ordinary course of business;

     (e) cancellation of any Indebtedness or waiver of any rights of substantial value to the Company, other than in the ordinary course of business;

     (f) cancellation, termination, or material amendment of any material contract, material permit or other instrument material to the Company that materially and adversely affects the Company;

     (g) capital expenditure or any incurring of liability therefor by the Company, except for such capital expenditures that do not individually or in the aggregate, exceed $50,000;

     (h) failure to operate the business of the Company in the ordinary course in any material respect so as to use reasonable efforts to preserve the business intact, to keep available the services of the personnel, and to preserve the goodwill of the Company's suppliers, customers and others having business relations with the Company;

     (i)  change in accounting methods or practices by the Company;

     (j) revaluation by the Company of any of its assets or properties, including without limitation, writing off notes or accounts receivable;

     (k) damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, business or prospects of the Company;

     (l) Indebtedness incurred by the Company for borrowed money or any commitment to incur indebtedness entered into by the Company, except for Indebtedness reflected on the Unaudited Financial Statements and incurred in the ordinary course of business to finance the Company's working capital;

     (m) declaration, setting aside for payment of dividends or distributions in respect of any securities of the Company or any redemption, purchase or other acquisition by the Company of any of the Company's securities;

     (n) issuance or reservation for issuance by the Company of, or commitment to issue or reserve for issuance of any securities of the Company;

     (o) execution, termination, or material amendment of any lease for real or personal property involving annual payment in excess of $50,000; or

     (p)  any agreement by the Company to do any of the foregoing.

     2.8. Accounts Receivable.    The accounts receivable as of the date of
          -------------------
Closing as shown on the Closing Balance Sheet are bona fide accounts receivable subject to applicable reserves established with respect thereto in accordance with customary practice of the Company.

     2.9. Litigation, Etc.  Except as described in Section 2.9 of the Disclosure
          ---------------
Schedule, there are no lawsuits, actions, suits, claims, arbitration, mediation, other alternative dispute resolutions or any other proceedings at law or in equity or governmental investigation pending or, to the knowledge of the Company or the Seller, threatened or in prospect, against or relating to the Company, its properties or business, or the transactions contemplated by the Agreement and the Company Documents. Except as described in Section 2.9 of the Disclosure Schedule, the Company is not subject to or bound by any order of any court, regulatory commission, board or administrative body entered in any proceeding to which it is a party or of which it or the Seller has knowledge.

     2.10.  Intellectual Property.    All patents, registered and unregistered
            ---------------------
trademarks, service marks, trade dress, trade names, copyrights and any registration or application for any of the foregoing (the foregoing, together with all material know-how, trade secrets, confidential information, software, technical information, process technology, plans, drawings and blueprints collectively referred to as "Intellectual Property") owned by or licensed by or
                             ---------------------
to the Company and material to its business, and other material agreements pertaining to any of the foregoing to which the Company is a party or bound, have been identified and listed in Section 2.10 of the Disclosure Schedule. Except as disclosed in Section 2.10 of the Disclosure Schedule, the Company owns or has valid rights to use all of the material Intellectual Property required for the present conduct of its business. The Company and the Seller have not received any notice or allegation that, and do not have any knowledge or reason to believe that any of the Intellectual Property is being infringed upon by others. The Company's operations do not conflict with or infringe in any material respect upon any patent, patent application, trademark, service mark, trade name or copyright of others.

     2.11.  Real Property.
            -------------

     (a) The Company owns no real property. Section 2.11 of the Disclosure Schedule describes and lists the name of the record owner of all real property now leased or licensed for use by the Company (the "Real Property"). Except as
                                                    -------------
set forth on Section 2.11 of the Disclosure Schedule, the Company has a valid leasehold interest in, and enjoys peaceful and undisturbed possession (consistent with historical use) of, all Leased Real Property, in each case free and clear of all Encumbrances except for Permitted Encumbrances. Except as set forth on Section 2.11 of the Disclosure Schedule, there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any Person the right to purchase, or the exclusive right to use or occupy any of the Real Property. The Real Property is all of the real property used in the business of the Company as currently conducted.

     (b) All improvements owned, leased, or used by the Company on the Real Property are in good condition and repair in all material respects (normal wear and tear excepted), and such improvements are free from material structural defects. The Company has obtained permits from any Governmental Authority having jurisdiction over any of the Real Property, and any agreement, easement or other right from any other Person, necessary to permit the lawful use and operation of the improvements and the Real Property or any driveways, roads and other means of egress and ingress to and from any of the Real Property and each such permit, agreement, easement or other right is in full force and effect, and there is no pending, or to the knowledge of the Company threatened proceeding which could result in the modification or cancellation thereof except, in each case, for deviations from the foregoing which would not reasonably be expected to materially impair the continued use of such Real Property for the use currently being made thereof. No improvement, or the operation or maintenance thereof, violates any restrictive covenant, or encroaches on any property owned or leased by any other Person, which would materially impair the continued use of such Real Property by the Company for the use currently being made thereof.

     (c) The Company has not received written notice of any special assessment in an amount greater than $50,000, individually or in the aggregate, relating to any Real Property or any portion thereof, and to the knowledge of the Company, no such special assessment is pending or threatened. There are no pending or, to the knowledge of the Company, threatened condemnation proceedings with respect to any of the Real Property.

     (d) Prior to the date hereof, the Company has delivered to Purchaser true and correct copies of all title reports, title policies and surveys currently in the possession of the Company with respect to any of the Real Property.

     2.12.  Governmental Authorities; Consents.     No consent, approval or
            ----------------------------------
authorization of, or designation, declaration, notice or filing with, any Governmental Authority or other third party is required on the part of the Company or Seller with respect to the Company's and Seller's execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) any novations or consents required in connection with Government Contracts, (ii) any filings required under the DOD Industrial Security Manual for Safeguarding Classified Information, (iii) any filings required under U.S. Export Control Laws, and (iv) as otherwise disclosed in
Section 2.12 of the Disclosure Schedule.

     2.13.  Licenses, Permits and Authorizations.  Section 2.13 of the
            ------------------------------------
Disclosure Schedule fairly and accurately lists all material licenses, permits, approvals, authorizations and regulatory matters relating to the business or products of the Company. All such material licenses, permits, and authorizations, are in full force and effect and there are no proceedings pending, or to the knowledge of the Company, threatened that seek the revocation, cancellation, suspension or adverse modification thereof. Such material licenses, permits, and authorizations, constitute all of the material licenses, permits and authorizations necessary to permit the Company to own, operate, use and maintain its assets and properties in the manner in which they are now operated and maintained and to conduct the business of the Company as currently conducted. All required filings with respect to such material licenses, permits and authorizations, have been timely made and all required applications for renewal thereof have been timely filed except for any failure to timely file any filing or application that may not reasonably result in the termination, nonrenewal or material adverse modification of the material Permit to which such filing or application relates. Except as disclosed in Section 2.13 of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not cause a termination of, or interfere in any material respect with the Company's continued operation under, any such licenses, permits, approvals and other authorizations. To the knowledge of the Company and the Seller, except as disclosed in Section 2.13 of the Disclosure Schedule, the Company has complied and is in compliance in all material respects with all applicable laws, regulations and ordinances which are material to its business.

     2.14.  Labor Matters.    None of the Company's employees are covered by a
            -------------
collective bargaining agreement, and, to the knowledge of the Company and the Seller, no organization efforts with respect to any of the Company's employees have occurred within the past two (2) years or are currently pending or threatened. No labor dispute, strike, work stoppage or material labor relations problem of any kind which has affected or may affect the Company, or any of its businesses or operations in any material respect has occurred since at least December 31, 1998 or, to the knowledge of the Company or the Seller, currently is pending or threatened. Except as set forth in Section 2.14 of the Disclosure Schedule the Company has not entered into any severance or similar arrangement in respect of any present employee of the Company that will result in any obligation (absolute or contingent) of the Purchaser, the Seller or the Company to make any payment to any present employee of the Company following termination of employment or upon a change of control of the Company. Except as set forth in Section 2.14 of the Disclosure Schedule the Company has not engaged in any unfair labor practice and there are no complaints against the Company pending before the National Labor Relations Board or any similar state or local labor agency by or on behalf of any employee of the Company. The Company has compiled in all material respects with all laws, rules and regulations relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closings (hereinafter collectively referred to as the "Employment Laws"). The Company is not liable
                                 ---------------
for the payment of significant taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Employment Laws.

     2.15.  Legal Compliance.
            ----------------

     Except as set forth in Section 2.15 of the Disclosure Schedule and except for Environmental Laws and Employment Laws each of which give the subject of other representations and warranties contained herein, (i) the Company is not, nor at any time during the past five (5) years has been, in material violation of or in material default under any Law applicable to the Company or any of its assets and properties, (ii) no action, proceeding, investigation, charge, complaint, claim, demand or notice has been filed or commenced against the Company alleging any such violation or default, nor to the knowledge of the Company are any such actions threatened, and (iii) the Company has not, during the past five (5) years, conducted any internal investigation in connection with which the Company retained or sought advice from outside legal counsel with respect to any actual, potential or alleged material violation of any law or regulation by the Company, or any its employees, officers, directors or agents.

     2.16.  No Conflict With Other Documents.  Except as set forth in Section
            --------------------------------
2.16 of the Disclosure Schedule, the execution and delivery of the Agreement or any of the Company Documents and the carrying out of the transactions contemplated hereby or thereby, will not:

     (a) result in any violation, termination or modification of, or be in conflict with, the charter documents or by-laws of the Company or the Seller;

     (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.16 of the Disclosure Schedule, conflict with or result in a material violation of any term or provision of any law applicable to the Company or any of its assets and properties;

     (c) (i) conflict with or result in a material violation or material breach of, (ii) constitute (with or without notice or lapse of time or both) a material default under, (iii) require the Company to obtain any consent, approval or action of, making any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or material modification in or with respect to, or (v) result in the creation or imposition of any Encumbrance (other than a Permitted Encumbrance) upon the Company or any of its assets and properties under, any material contract or any material permits to which the Company is a party or by which any of its assets and properties is bound.

     2.17.  Authority.  The execution, delivery and performance of the
            ---------
Agreement, the Company Documents and the Seller Documents by each of the Company and Seller have been duly authorized by all necessary corporate action, and the Agreement is, and upon due execution and delivery thereof each of the Company Documents and the Purchaser Documents will be, valid and legally binding obligations of the Purchaser, enforceable against each of them in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditor's rights generally or general principles of equity.

     2.18.  Contracts.
            ---------

     Section 2.18 of the Disclosure Schedule contains a listing of all the contracts described in (i) through (xvii) below to which the Company is a party. True, correct and complete copies of contracts, including any amendment thereto, referred to in clauses (i)-(xvii) below have been delivered to or made available to the Purchaser.

     (i) Each contract which involves performance of services or delivery of goods and/or materials by or to the Company of an amount or value in excess of $50,000;

     (ii) Each note, debenture, other evidence or Indebtedness, guarantee, loan, interest rate and currency obligation swap, letter of credit, surety-bond or financing agreement or instrument or other contract for money borrowed, including any agreement or commitment for future loans, credit or financing;

     (iii) Each contract not in the ordinary course of business including all acquisitions and disposition agreements;

     (iv) Each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other contract affecting the ownership of , leasing of, title to, use of, or any leasehold or other leasehold or other interest in, any real or personal property having annual rental payments in excess of $10,000;

     (v) Each material licensing agreement or other contract with respect to patents, trademarks, copyrights, or other Intellectual Property, including agreements with current or former employees, consultants or contractors regarding the appropriation or the nondisclosure of Intellectual Property;

     (vi) Each contract to which any officer or employee of the Company is bound which in any manner purports to (A) restrict any such person's or entity's freedom to engage in any line of business or to compete with any other Person, or (B) assign to any other Person rights to any material invention, improvement, or discovery;

     (vii) Each employment agreement, including any plan or contract or arrangement providing for bonuses, pensions, options, deferred compensation, retirement, payments, profit sharing, severance payments or the like and any other collective bargaining agreement or other contract to or with any employee or any labor union or other employee representative of a group of employees relating to wages, hours, and other conditions or employment;

     (viii) Each joint venture contract, partnership agreement, limited liability company or other contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

     (ix) Each contract containing covenants which in any way purport to restrict the Company's business activity or purport to limit the freedom of the Company to engage in any line of business or to compete with any Person;

     (x) Each contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

     (xi)   Each power of attorney which is currently effective and outstanding;

     (xii) Each contact providing for capital expenditures after the date hereof in an amount in excess of $10,000.

     (xiii) Each written warranty, guaranty or other similar undertaking with respect to contractual performance extended by the Company other than in the ordinary course of business;

     (xiv)   Each Loss Contract;

     (xv) Each agency or representation agreement, including agreements with foreign sales representatives;

     (xvi) Each agreement or contract with an Affiliate, including any agreements or contracts with the Seller;

     (xvii) Any other contract material to the business or operations of the Company.

     Each of the contracts, instruments and other documents required to be described in Section 2.18 of the Disclosure Schedule is valid and in full force and effect in all material respects (except those as by their terms may expire prior to Closing). The Company is not in default, or alleged to be in default, in any material respect under any of the contracts, instruments, obligations or other documents to which it is a party or by which it is bound. Except as set forth in Section 2.18 of the Disclosure Schedule, the consummation of the transactions contemplated by the Agreement will not cause a material default under, or provide any right of termination with respect to, any contract, instrument, obligation or other document to which the Company is a party or by which the Company is bound. To the knowledge of the Company and the Seller, no party with whom the Company has a material agreement is in default thereunder in any material respect. To the knowledge of the Company no event has occurred and no other facts or circumstances exist that with notice or lapse of time or both could materially impair the ability of the Company from enforcing any of its rights thereunder in any material respect or is reasonably likely to constitute a material breach or material default by any party thereto.

     2.19.  Government Contracts; Backlog.
            -----------------------------

     (a) There is no suit or investigation pending or, to the knowledge of the Company, threatened against the Company asserting or alleging the commission of criminal acts or bribery by the Company with respect to any Government Contract. The Company is not currently, nor at any time within the past five (5) years has been, debarred or suspended from participation in the award of contracts with the United States Government or any agency or department thereof (it being understood that debarment and suspension does not include ineligibility to bid for certain contracts due to generally applicable bidding requirements). Except as set forth in Section 2.19 of the Disclosure Schedule the Company is and at all times within the past five (5) years has been, in all material respects in compliance with all applicable Laws relating to any Government Contract and the Company has not received written notice of any kind from the United States Government or any agency or department thereof alleging any violation, or notifying the Company of any investigation of a possible violation, of any applicable law by the Company or any act for which the Company could be debarred or suspended from contracting with any Governmental Authority, or prohibiting or seeking to prohibit the Company from conducting, or restricting or seeking to restrict the Company's ability to conduct, all or any part of its business or operations or from contracting with any Governmental Authority. No payment has been made by the Company, or, to the knowledge of the Company, by any Person acting on its behalf, to any Person in connection with any Government Contract in violation of applicable procurement laws or regulations or in violation of (or requiring disclosure pursuant to) the Foreign Corrupt Practices Act. Except as disclosed in Section 2.19 of the Disclosure Schedule , the cost accounting and procurement systems maintained by the Company with respect to Government Contracts are in compliance in all material respects with all applicable U.S. government laws and regulations.

     (b) With respect to each material Government Contract, except as set forth in Section 2.19 of the Disclosure Schedule : (i) the Company has complied with all material terms and conditions of such material Government Contract, including all clauses, provisions and requirements incorporated expressly, by reference or by operation of law therein; (ii) all representations and certifications executed, acknowledged or set forth in, or pertaining to, such material Government Contract were complete and correct in all material respects as of their effective date, and the Company has complied in all material respects with all such representations and certifications; and (iii) no termination for convenience, termination for default, cure notice or show cause notice is in effect as of the date hereof pertaining to any material Government Contract.

     (c) Section 2.19 of the Disclosure Schedule identifies with respect to each material Government Contract to which the Company is a party and which has an aggregate funded and unfunded backlog in excess of $250,000, (i) the dollar amount of the backlog of the Company thereunder as of October 30, 1999, and (ii) any dollar amounts included which are unfunded by the United States Congress or any customer in respect of undelivered orders.


2.20. Taxes
      -----

      Except as otherwise provided in Section 2.20 of the Disclosure Schedule:

          (a) The Company has filed, or been included in, all Tax Returns required to be filed through the date hereof and will timely file any such Tax Returns required to be filed on or prior to the Closing Date, in each case, subject to any applicable extensions. All such Tax Returns are complete and accurate in all material respects;

          (b) All Taxes that accrue or are payable by the Company (i) in respect of taxable periods that end on or before the Closing Date and (ii) for any taxable period that begins before and ends after the Closing Date, to the extent such Taxes are attributable to the portion of such period ending on the Closing Date under the terms of Section 10.1(g), have or will have been timely paid on or before the Closing Date unless a reserve for the full amount has been or will be established therefor in the Closing Balance Sheet (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income);

          (c) The Company has not requested any extension of time within which to file any Tax Return which is currently pending or has been granted and is in effect and the Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency;

          (d) The Company does not have a Tax deficiency or claim assessed or, to the best of Seller's knowledge, proposed or threatened (whether orally or in writing) against the Company, except to the extent that adequate liabilities or reserves with respect thereto are accrued on the Closing Balance Sheet in accordance with GAAP or (i) such deficiency or claim is being contested in good faith by appropriate proceedings, (ii) no such accrual is required by GAAP and
(iii) the nature and amount of the disputed Tax is set forth in Section 2.20 of the Disclosure Schedule;

          (e) No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction;

          (f) The Company (i) has not filed a consent under Code Section 341(f) concerning collapsible corporations or (ii) has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii);

          (g) The Company is not a party to, or is bound by, or has any obligation under any Tax allocation or sharing agreement (including indemnity arrangements);

          (h) The Company (i) has not been a member of any affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is Seller) and (i) does not have any liability for the Taxes of any Person (other than Seller and its Subsidiaries) as defined in Section 7701(a)(1) of the Code under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise;

          (i) None of the assets of the Company (i) are required to be treated (by agreement of the Company or otherwise) as being owned by any other Person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code, (ii) secures any debt the interest on which is tax-exempt under Code Section 103(a), or (iii) is tax-exempt use property within the meaning of Code Section 168(h);

          (j) The Company has not agreed to or is required to make any adjustment pursuant to Code Section 481(a) by reason of a change in accounting method initiated by the Company and neither the Company nor the Seller has knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method;

          (k) There are no liens or encumbrances related to Taxes on any of the assets of the Company (other than for current Taxes not yet due and payable);

          (l) The Company has withheld all Taxes required to have been withheld and paid by it on its behalf in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and such withheld Taxes have either been duly paid to the proper governmental authority or set aside in accounts for such purpose; and

          (m) The Company has not made any payments, is not obligated to make any payments, nor is it a party to any agreement that could obligate it to make any payment that would not be deductible under Code Section 280G.

     2.21.    Title to Personal Properties; Absence of Liens and Encumbrances,
              ----------------------------------------------------------------
Etc.  Except as disclosed in Section 2.21 of the Disclosure Schedule, the
----
Company has and on the date of Closing will have good and marketable title to all its personal property (collectively, the "Machinery and Equipment") owned or
                                              -----------------------
reflected in the Audited Financial Statements dated as of December 31, 1998, with such changes as thereafter have occurred in the ordinary course of business, including all equipment thereafter acquired or received by the Company for use in its operations, in each case free and clear of Encumbrances except Permitted Encumbrances. The Machinery and Equipment, taken as a whole, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it is presently or his historically been used. Except as otherwise contemplated by this Agreement, the Company owns, or, in the case of leases and licenses, has valid and subsisting leasehold interests or licenses in, all of the material properties and assets of whatever kind (whether real or personal, tangible or intangible and including, without limitation, all material Intellectual Property) necessary to operate the business as currently conducted.

     2.22.    Pension and Employee Benefit Plans.
              ----------------------------------

     (a) Set forth on Section 2.22(a) of the Disclosure Schedule is a true and complete list of each employment, consulting, severance or other similar contract, arrangement or policy, each "employee benefit plan" within the meaning of ERISA Section 3(3) and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which within the six years ending on the Closing Date is or has been entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or an ERISA Affiliate or under which the Company or any ERISA Affiliate may incur any liability, and which covers any employee or former employee of the Company or any ERISA Affiliate (each, an "Employee Plan").
                     -------------

     (b) True and complete copies of each of the following documents have been delivered by the Company to Buyer: (i) each Employee Plan (and, if applicable, related trust agreements) which covers or has covered employees of the Company or any of its Subsidiaries (each, a "Company Plan") and all
                                                 ------------
amendments thereto, all written interpretations thereof and written descriptions thereof which have been distributed to the Company employees and all annuity contracts or other funding instruments, and a complete description of any Company Plan which is not in writing, (ii) for each Company Plan: the most recent determination letter issued by the Internal Revenue Service, Annual Reports on Form 5500 Series for the three most recent plan years, actuarial reports prepared for the last three plan years, (iii) a description of complete age, salary, service and related data as of the last day of the last plan year for employees and former employees of the Company, and (vii) a description setting forth the amount of any liability of t he Company and its Subsidiaries as of the Closing Date for payments more than thirty (30) calendar days past due with respect to each Company Plan that is a "welfare plan" (as defined in ERISA Section 3(1)).

     (c) No Company Plan other than the Barnes and Reineke, Inc. Employee Savings and Retirement) Plan (the "401(k) Plan") is a "pension plan" as defined in Section 3(3) of ERISA (whether or not subject to ERISA). No Company Plan is subject to Title IV or Section 302 of ERISA or Section 412 of the Code. None of the Company, or any ERISA Affiliate has , at any time, contributed to or been required to contribute to a "multiemployer plan" as defined in ERISA Section 3(37).

     (d) The 401(k) Plan and trust thereunder is qualified and tax-exempt under the provisions of Code Sections 401(a) and 501(a) and has been so qualified during the period from its adoption to date. Each Company Plan, each related trust agreement, annuity contract or other funding instrument presently complies and has been maintained in compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including without limitation ERISA and the Code.

     (e) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company that, individually or collectively, provides for the payment by the Company or any Subsidiary of any amount (i) that is not deductible under Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

     (f) There is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action, governmental audit or investigation relating to or seeking benefits under any Employee Plan that is pending, threatened or anticipated against the Company, any ERISA Affiliate or any Employee Plan.

     (g) No event has occurred in connection with which the Company or any Company Plan, directly or indirectly, could be subject to any material liability
(A) under any statute, regulation or governmental order relating to any Employee Plans or (B) pursuant to any obligation of the Company to indemnify any Person against liability incurred under any such statute, regulation or order as they relate to the Employee Plans.


     (h) Neither the execution and delivery of this Agreement or any other agreement contemplated hereby by the Company nor the consummation of the transactions contemplated hereby or thereby will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (including, without limitation, the acceleration of the accrual or vesting of any benefits or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

     2.23.  Bank Accounts.  Section 2.23 of the Disclosure Schedule contains a
            -------------
list of all bank accounts, safe deposit boxes and lock boxes maintained by the Company, and all authorized signatures therefor, which list is complete and accurate.

     2.24.  Brokers and Advisors.   Except with respect to the services of
            --------------------
Quarterdeck Investment Partners, Inc., the fees and expenses of which shall be paid by the Seller at or prior to the Closing, or as disclosed in Section 2.24 of the Disclosure Schedule, the Company has taken no action which would give rise to a valid claim against any party hereto for a brokerage commission, finder's fee, consulting or advisory fee, or like payment.

     2.25.  Environmental Matters.    (a)  (i)  The Company is currently, and at
            ---------------------
all times during the previous three (3) years, has been in material compliance with all Environmental Laws and Regulations and any administrative or judicial notices or orders issued or promulgated pursuant to or under any such laws; (ii) the Company holds, and at all times during the previous three (3) years has held, all material permits required under the Environmental Laws and Regulations for the operation of its business, and (iii) to the Company's knowledge, no modification or change to the operations of the business will be required upon renewal of any such permits. The Company has not received notice from any applicable governmental agency alleging any violation of the Environmental Laws and Regulations. The Company has not placed any tanks, underground or otherwise, on its leased property. No governmental agency has conducted any audits, assessments, tests or other reviews in connection with environmental matters regarding the Company.

     (b) (i) There are no Environmental Claims pending or, to the knowledge of the Company, threatened against the Company or relating to any of its properties, (ii) there are no writs, injunctions, decrees, orders or judgments outstanding, or, to the knowledge of the Company, threatened relating to compliance with or liability under any Environmental Laws and Regulations, and
(iii) the Company does not have material liability under any Environmental Laws and Regulations.

     (c) There has been no spill, discharge, or release of Hazardous Substances on or from, and there are no other Environmental Conditions relating to, any current or, to the knowledge of the Company, property formerly owned, leased or used by the Company that could reasonably be expected to result in (i) any investigation or remedial action by any Governmental Authority pursuant to any Environmental Laws and Regulations or (ii) any other Environmental Claim, in either case except for such spill, discharge or release that is not reasonably likely to result in any material liability or obligation of the Company.

     (d) No current or former property owned, leased or used by the Company or to which the Company transported or arranged for the transportation of any hazardous substances is listed or proposed for listing on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response Cleanup and Liability Act ("CERCLA"), on CERCLIS

(as defined in CERCLA) or on any similar foreign, federal or state list of sites requiring investigation or remediation.

     (e) (i) There are no structures, improvements, equipment, activities, fixtures or facilities on any property owned, leased or used by the Company that are constructed with, use or otherwise contain radioactive materials, presently friable asbestos-containing materials, lead, urea formaldehyde or polychlorinated biphenyls, (ii) there are no underground storage tanks, or underground piping associated with such tanks, that do not comply with all current requirements of applicable law or permits with respect thereto, and
(iii) there are no abandoned underground storage tanks that have not been either abandoned in place or removed pursuant to a permit issued by a Governmental Authority.

     (f) There are no liens, restrictive covenants or other land use restrictions under Environmental Laws on any of the properties owned, leased or used by the Company and no government actions have been taken, or, to the Company's knowledge, are threatened that could subject any of such properties to such liens, restrictive covenants or other land use restrictions, the Company is not required to place any notice or restriction relating to hazardous substances in any deed to such property.


     (g) To the knowledge of the Company, there is no Phase I, Phase II or other environmental report in the possession or control of the Company relating to the current or prior business of the Company that has not been delivered to the Purchaser.

     2.26.   Customers and Suppliers.  Section 2.26 of the Disclosure Schedule
             -----------------------
sets forth a complete and accurate list of the names of (i) the ten largest customers of the Company, showing the approximate total sales in dollars by the Company to each such customer during the 1998 and 1999 calendar years and (ii) the ten largest suppliers of the Company, showing the approximate total purchases in dollars by the Company from each such supplier during the 1998 and 1999 calendar years. The Company has not received any communication from any customer or supplier listed in Section 2.26 of the Disclosure Schedule notifying the Company of any intention to terminate or materially reduce purchases from or supplies to the Company or the intention to terminate or fail to renew their current contracts, if any, with the Company or fail to exercise any purchase option thereunder.

     2.27.   Year 2000 Compatibility.  The software and the Machinery and
             -----------------------
Equipment used by the Company in the conduct of its business as currently conducted, whether owned by the Company or licensed from others, will perform its intended functions without regard to any references to or computations based on calendar dates or periods of elapsed time, including, but not limited to, any thereof with respect to any date or dates in 1999 or 2000; provided that, with respect to any software which is standardized software licensed from others of a kind licensed by the licensor to others in the ordinary course of the licensor's business, such representation and warranty are made to the knowledge of the Company and the Seller.

     2.28.   Insurance.  (a)  Section 2.28 of the Disclosure Schedule contains
             ---------
an accurate and complete description of all policies of property, fire and casualty, product liability, workers' compensation and other forms of insurance held by the Company. True and correct and complete copies of such insurance policies have been made available to the Purchaser.

     (b) All policies listed in Section 2.28 of the Disclosure Schedule (i) are valid, outstanding, and enforceable policies, and (ii) will not terminate or lapse by reason of the transaction contemplated by this Agreement.

     (c) The Company has not received (i) any notice of cancellation of any policy described above or refusal of coverage thereunder, (ii) any notice that any issuer of such policy has filed for protection under applicable bankruptcy laws or its otherwise in the process of liquidating or has been liquidated, or
(iii) any other notice that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder.

     2.29.  No Pending Transactions.  Except for the transactions contemplated
            -----------------------
by this Agreement, the Company is not a party to or bound by or the subject of any agreement, undertaking or commitment: (i) to merge or consolidate with, or acquire all or substantially all of the property and assets of, any other corporation or other entity or (ii) to sell, lease or exchange all or substantially all of its property and assets to any other corporation or other entity.

     2.30.  Full Disclosure.  No representation or warranty made by the Company
            ---------------
in this Agreement, nor any document, exhibit, statement, certificate or schedule attached to the Agreement or delivered by the Company at the Closing to Purchaser in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statement contained herein not misleading.

                                  SCHEDULE III

                        Definitions of Capitalized Terms
                        --------------------------------

     "Affiliate" shall mean, with respect to any Person, any other Person which
      ---------
controls, is controlled by, or is under common control with such Person. For purposes of the preceding sentence, the term "control" shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of a Person through the ownership of voting securities, by contract or otherwise, whether or not such power is exercised.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.
      ----

     "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement,
      -----------
security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent or conditional sale agreement or other title retention agreement or lease in the nature thereof.

     "Environmental Claims" shall mean all notices of violation, liens, written
      --------------------
claims, demands, suits, and causes of action for any damage, including, without limitation, personal injury, property damage (including, without limitation, any depreciation or diminution of property values), lost use of property or consequential damages, arising directly or indirectly out of Environmental Conditions or Environmental Laws. By way of example only (and not by way of limitation), Environmental Claims include (i) violations of or obligations under any contract or permit related to Environmental Laws or Environmental Conditions between the Company and any other Person, (ii) actual or threatened damages to natural resources, (iii) claims for nuisance or its statutory equivalent, (iv) claims for the recovery of response costs, or administrative or judicial orders directing the performance of investigations, responses or remedial actions under any Environmental Laws, (v) requirements to implement "corrective action" pursuant to any order or permit issued pursuant to any Environmental Law, (vi) claims related to Environmental Laws or Environmental Conditions for restitution, contribution, or indemnity, (vii) fines, penalties or liens of any kind against property related to Environmental Laws or Environmental Conditions,
(viii) claims related to Environmental Laws or Environmental Conditions for injunctive relief or other orders or notices of violation from any Governmental Authority, and (ix) with regard to any present or former employees of the Company or its Subsidiaries (or any of their predecessors), claims relating to exposure to or injury from Environmental Conditions.

     "Environmental Conditions" shall mean the state of the environment,
      ------------------------
including natural resources (e.g., flora and fauna), soil, surface water, ground water, any drinking water supply, subsurface strata or ambient air.

     "Environmental Laws" shall mean all applicable foreign, federal, state,
      ------------------
district and local laws, all rules or regulations promulgated thereunder, and all orders, consent decrees, judgments, notices, Permits and demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, (i) laws relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of Hazardous Substances. Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended ("RCRA"), the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Occupational Safety and Health Act, as amended, and all analogous laws promulgated or issued by any Governmental Authority that are enacted and in effect on or prior to the Closing Date.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "ERISA Affiliate" shall mean any entity which is (or at any relevant time
      ---------------
was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, or otherwise required to be aggregated with, the Company as set forth in Section 414(b), (c),
(m) or (o) of the Code.

     "GAAP" shall mean generally accepted accounting principles in the United
      ----
States of America, as in effect from time to time, consistently applied.

     "Governmental Authority" means any court, tribunal, arbitrator, authority,
      ----------------------
agency, commission, official or other instrumentality of any government, including the United States or any state, county, city or other political subdivision or any foreign government.

     "Government Contract" means any Contract or subcontract to which the
      -------------------
Company is a party in which the ultimate contracting party is the United States government or any agency or instrumentality thereof which involves the performance of services or the delivery of goods by the Company or any of its Subsidiaries.

     "Hazardous Substances" shall mean all pollutants, contaminants, chemicals,
      --------------------
wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Laws. By way of example only, the term Hazardous Substances includes petroleum, urea formaldehyde, flammable, explosive and radioactive materials, PCBs, pesticides, herbicides, asbestos, acids, metals, solvents and waste waters.

     "Indebtedness" of any Person means all obligations of such Person (i) for
      ------------
borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables incurred in the ordinary course of business), (iv) under capital leases or (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

     "Law" means all laws, statutes, rules, regulations, ordinances and other
      ---
pronouncements having the effect of law of any Governmental Authority.

     "Loss Contract" means any Contract for which the Company has accrued a loss
      -------------
on its financial statements or which the Company reasonably expects, based on the Company's knowledge as of the date hereof and the Closing Date, to result in a loss.

     "Permitted Encumbrances" shall mean (a) liens for Taxes or governmental
      ----------------------
charges or claims (i) not yet due and payable or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (b) statutory liens of landlords, liens of carriers, warehouse persons, mechanics and material persons and other liens imposed by law incurred in the ordinary course of business for sums (i) not yet due and payable or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (c) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, (d) purchase money liens incurred in the ordinary course of business, consistent with past practice, (e) easements, rights-of-way, restrictions and other similar charges or Encumbrances on real property, in each case which do not materially interfere with the ordinary conduct of business of the Company or its Subsidiaries and do not materially detract from the value of the property to which such encumbrance relates, and
(f) Encumbrances that do not individually or in the aggregate materially interfere with the Company's use and enjoyment of, or materially impair the value of, the assets and properties encumbered thereby.

     "Person" shall mean any natural person, corporation, limited partnership,
      ------
general partnership, limited liability company, joint stock company, joint venture, association, company, trust or other organization, or any Governmental Authority.

     "Tax" or "Taxes" means any federal, state, local or foreign net or gross
      ---      -----
income, gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, personal property, real property, capital stock, profits, social security (or similar), unemployment, disability, registration, value added, estimated, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority.

     "Tax Return" means any return, declaration, report, claim for refund, or
      ----------
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                               CLOSING AGREEMENT

          This CLOSING AGREEMENT (this "Closing Agreement") is entered into as of this 10th day of March, 2000 by and between Allied Research Corporation ("Seller"), Barnes & Reinecke, Inc. ("BRI") and United Defense Industries, Inc. ("Purchaser").

I.   RECITALS

          WHEREAS, Seller, Purchaser and BRI are parties to that certain Stock Purchase Agreement dated as of December 10, 1999 (the "Purchase Agreement") pursuant to which Seller has agreed to sell and Purchaser has agreed to purchase all of the issued and outstanding capital stock of BRI.

          WHEREAS, the Purchase Agreement provides for an adjustment of the Cash Purchase Price payable by Purchaser to Seller based upon the Closing Date Net Assets of BRI.

          WHEREAS, the parties wish to clarify the manner in which the Closing Balance Sheet shall be prepared and the manner in which the Closing Date Net Assets shall be calculated.

          NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and adequacy of which are acknowledged by each of the parties hereto, the parties agree as follows:

II.  AGREEMENT

     1. All capitalized terms used but not defined herein shall have the meaning given them in the Purchase Agreement.


          2. Whether or not required by GAAP or any provision in the Purchase Agreement, the parties agree that the Closing Balance Sheet shall include as an accrued liability, a reserve in connection with the Korean Contract and the other agreements entered into by BRI in connection therewith under the heading "Contract Reserves" in an amount equal to $502,664.

          3. The amount of the reserve described in Section 2, shall include $169,664 of warranty reserves with respect to the Korean Contract (which amount does not include any reserves with respect to any performance bond related thereto). The parties agree that for the purposes of Section 8.1.3 of the Contract, that such amount shall be deemed to be the amount accrued on the Closing Balance Sheet with respect to the performance by the Company of its obligations under the Korean Contract or any other contract related thereto (other than any such performance bond), and accordingly that Purchaser shall not be entitled to indemnification for any amounts thereunder until such costs for which Purchaser is entitled to indemnification exceed $169,664.

     4. In the event that any disagreement between Purchaser and Seller regarding the preparation of the Closing Balance Sheet or the calculation of the Closing Net Assets is referred to the Independent Auditor for resolution as provided in Section 5.4 of the Purchase Agreement, a copy of this Closing Agreement shall be provided to the Independent Auditor, and the Independent Auditor shall be instructed to determine whether the Closing Balances Sheet was prepared in accordance with the standards set forth in Section 5.4(a) of the Purchaser Agreement as amended by this Closing Agreement and whether and to what extent if any the Closing Date Net Assets requires adjustment.

          5. The parties agree that notwithstanding the fact that the Cash Purchase Price was paid by Purchaser to Seller on March 9, 2000, that for all purposes under the Purchase Agreement, the Closing shall be deemed to have occurred on March 6, 2000. By executing this Closing Agreement each of Seller and the Company represents that each of the representations and warranties, or other certifications contained in any instrument, certificate or agreement delivered at closing is true and correct as of the date hereof.

          6. To the extent necessary to effect the agreement set forth herein, this Closing Agreement shall amend the Purchase Agreement and, to the extent such agreements are inconsistent with any provision of the Purchase Agreement, the agreements set forth herein shall supercede or amend such inconsistent provision. Except as expressly set forth herein the Purchase Agreement shall remain in full force and effect.

          7. This Closing Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Closing Agreement shall be construed in accordance with and governed by the laws of the State of New York.

     IN WITNESS WHEREOF, the Seller, the Purchaser and the Company have caused this Agreement to be duly executed and sealed as of the date first above written.

                              ALLIED RESEARCH CORPORATION



                              BY:  /s/ W. Glenn Yarborough, JR   (SEAL)
                                   ------------------------------------

                              BARNES & REINECKE, INC.


                              BY:  /s/ W. Glenn Yarborough, JR   (SEAL)
                                   -------------------------------------


                              UNITED DEFENSE INDUSTRIES, INC.



                              BY:  /s/ Thomas W. Rabout          (SEAL)
                                   -------------------------------------